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                                                                    EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

         We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-16801 and 333-43231) of Continucare Corporation and in the related Prospectuses, and the Registration Statements (Form S-8 Nos. 333-44431 and 333-61246) pertaining to the Continucare Corporation Amended and Restated 1995 Stock Option Plan, of our report dated September 21, 2001 with respect to the consolidated financial statements of Continucare Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 2001.

                                                               Ernst & Young LLP

         Miami, Florida
         September 25, 2001


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